Exhibit 99.1

Heinz Appoints Dave Woodward to Lead North American Business

PITTSBURGH--(BUSINESS WIRE)--June 26, 2012--H.J. Heinz Company (NYSE: HNZ) today announced that Dave Woodward has been appointed Executive Vice President in charge of Heinz North America, effective immediately.

“Dave Woodward is a proven, results-oriented leader who has distinguished himself over the last six years by driving the exceptional performance of our business in the UK & Ireland, the Company’s second-largest market,” said William R. Johnson, Heinz Chairman, President and CEO. “I expect Dave to lead Heinz North America to new levels of success by leveraging his proven expertise in marketing and innovation, and his keen understanding of consumer behavior.”

Woodward was promoted to Executive Vice President of the Company’s Rest of World segment on May 1, 2012. That promotion reflected his success in driving strong results in the UK & Ireland, where he served as president since 2006. In January 2011, his role was expanded to include Africa and the Middle East.

Woodward, 47, succeeds Scott O’Hara as President and CEO of Heinz North America, reporting directly to William R. Johnson. O’Hara is leaving Heinz to pursue other opportunities after six years with the Company. He was named President and CEO of Heinz North America in July 2009 after holding a similar post at Heinz Europe for three years.

“I want to thank Scott for his dedicated service to Heinz and I wish him the best in his future endeavors,” Johnson said.

Heinz expects to appoint a new leader for the Company’s Rest of World segment, which includes Africa, the Middle East and Latin America, shortly.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, volume, earnings, or cash flow growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets, our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs,

  supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change, the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

About Heinz North America: As the largest business segment of H.J. Heinz Company, Heinz North America reported sales of almost $4.7 billion in Fiscal 2012, primarily in Ketchup & Sauces and frozen Meals & Snacks. This segment includes North American Consumer Products and U.S. Foodservice, which manufactures products for restaurants and other business and hospitality customers. The North American business manufactures Heinz® Ketchup, condiments and sauces, Ore-Ida® frozen potatoes, Weight Watchers® Smart Ones® frozen entrées, snacks, breakfasts and desserts, T.G.I. Friday’s® frozen snacks, Classico® pasta sauces and other premium products.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, T.G.I. Friday’s® meals & snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

Photos/Multimedia Gallery Available: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=50323375&lang=en

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048
Mary Ann Bell, 412-237-9760